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                                                                  EXHIBIT 10.5.4

                               EIGHTH AMENDMENT TO

                              EMPLOYMENT AGREEMENT


        This Eighth Amendment to Employment Agreement (the "Eighth Amendment") is made and entered into as of January 3, 2000, by and between KENNEDY-WILSON, INC., a Delaware corporation, with its principal office located in Beverly Hills, California (the "Company"), and WILLIAM J. McMORROW, an individual ("Employee").

                                    RECITALS

        WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992, as amended January 1, 1993, January 1, 1994, March 31, 1995, January 1, 1996, May 19, 1997, August 20, 1998 and August
9, 1999 providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

        WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term, Salary and Bonus Plan.

                             AMENDMENT TO AGREEMENT

        NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of January 1, 2000 as follows:

        1. The Term of the Agreement is extended until December 31, 2002. Therefore, Section 2(a) of the Employment Agreement is amended such that the termination date of "December 31, 2000" is deleted and the termination date of "December 31, 2002" is inserted in lieu thereof.

        2. Section 4(i) of the Employment Agreement shall be amended such that the annual salary of "$300,000. plus an annual salary advance amount of $100,000. payable against bonus earned " is deleted and the annual salary of "$400,000." is inserted in lieu thereof.

        3. Section 4(ii) of the Employment Agreement is deleted in it entirety and the following is inserted in lieu thereof:

                4(ii) An annual bonus of 10% of profits.

        Bonus calculations are to be based on Company profit; pre-tax, pre-bonus paid to all other employees, pre-reserves and pre-Company contributions to the Deferred Compensation Plan.


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        4(iii) A one-time grant of Restricted Stock of seven hundred thousand
        (700,000) shares of Kennedy-Wilson, Inc. common stock shall be granted to Employee effective 1-1-00. The seven hundred thousand shares of restricted stock will vest equally over the three-year term of the Agreement according to the following schedule:

                      Year Ending                 Number of Shares Vested
                      -----------                 -----------------------
                       1-01-01                          233,333
                       1-01-02                          233,333
                       1-01-03                          233,334

        All Restricted Stock Granted as detailed in 4(iii) may be deferred in the Company's Deferred Compensation Plan at the election of the Employee but shall not be subject to the Company match as otherwise defined in the Deferred Compensation Plan.

        All Restricted Stock Granted as detailed in 4(iii) above would vest immediately upon change in control. "Change in control" shall mean the first to occur of any of the following events:

                (a) Any "person" (as that term is used Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act") becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange
        Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

                (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Amendment, individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this section) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                (c) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;

                (d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                (e)The shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code
        Section 1563) in which the Company is a member.


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        4(iv) A one-time contribution of $1.25 million shall be granted to
        Employee, $625,000 payable 2-29-00 and $625,00 payable 6-30-00. The
        $1.25 million may be deferred in the Company's Deferred Compensation Plan at the election of the Employee and shall be subject to the Company match as otherwise defined in the Deferred Compensation Plan.

        4. Section 9(d) is amended such that the following is added: "In the event of the Employee's death, the Restricted Stock Grant as detailed in 4(iii) will immediately vest and be awarded to Employee's estate.

        Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.


        IN WITNESS WHEREOF, the undersigned have executed this Eighth Amendment as of the date first above written.


KENNEDY-WILSON, Inc.                        ACCEPTED FOR THE
a Delaware corporation                      BOARD OF DIRECTORS


/s/ JAMES C. OZELLO                         /s/ KENT Y. MOUTON
-----------------------------               ------------------------------------
James C. Ozello, Acting Secretary           Kent Y. Mouton
Compensation/Stock Option Committee         Chairman, Compensation/Stock
                                            Option Committee


ACCEPTED FOR THE
BOARD OF DIRECTORS


/s/ WILLIAM J. MCMORROW                     /s/ FREEMAN LYLE
-----------------------------               ------------------------------------
William J. McMorrow, Chairman               Freeman Lyle
                                            Executive Vice President and
                                            Chief Financial Office

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